UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2022, Intercept Pharmaceuticals, Inc. (the “Company”) entered into a privately-negotiated Exchange Agreement with an existing holder of its 3.50% Convertible Senior Secured Notes due 2026 (the “2026 Notes”) who had previously exchanged $49.5 million principal amount of the 2026 Notes in the exchange announced on August 19, 2022.

This noteholder is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

The parties agreed to exchange approximately $7.1 million principal amount of the noteholder’s existing 2026 Notes for approximately $8.2 million in cash, based on the Company’s closing stock price of $17.00 on September 9, 2022, adjusted by movements in the Company’s stock price over a measurement period pre-closing.

This exchange is in addition to the Company’s previous exchanges totaling $381.7 million of 2026 Notes for cash and stock. Net of these exchanges, the principal balance of the 2026 Notes has been reduced by $388.9 million from $500.0 million to $111.1 million.

The exchange is expected to close on or around September 19, 2022, subject to customary closing conditions.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreement, which is incorporated by reference from the exhibit list below.

This current report contains forward-looking statements (“FLS”), including regarding closing of the transaction, timing thereof, and purchase price. Important factors could cause actual results to differ materially from the FLS, including the Company’s and noteholder’s satisfaction of contractual terms, including representations and warranties and closing conditions, and the purchase price for the convertible bonds could change if the Company’s stock price moves during the pre-closing measurement period (e.g., the purchase price could increase if the Company’s stock price increases).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Form of Exchange Agreement for the 2026 Notes
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Incorporated by reference to the previously filed Exhibit 10.1 to the Form 8-K filed on August 19, 2022, File No. 001-35668. This current report’s Exhibit 10.1 is substantially identical to the previously filed exhibit in all material respects except that the execution date has been changed from August 18 to September 9, the closing date has been changed from August 25 to September 19, the portions of the agreement pertaining to issuance of shares have been removed (on account of the transaction being cash-only), and a purchase price adjustment mechanism has been added based on movements in the Company’s stock price during a pre-closing measurement period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Andrew Saik
Name:	Andrew Saik
Title:	Chief Financial Officer

Date: September 12, 2022